UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 29, 2012

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 8, 2011, we entered into an Employment Agreement with Paul C. Reinbolt pursuant to which Mr. Reinbolt became our Chief Financial Officer.  In addition to the other compensation identified in the Employment Agreement, Mr. Reinbolt is eligible to receive an annual cash bonus in a target amount of 50% of his base salary and a maximum amount of 100% of his base salary.  On June 25, 2012, our Board of Directors authorized, effective July 1, 2012, an increase in the maximum amount of his annual cash bonus to 150% of his base salary.

The disclosure provided in Item 8.01 below concerning an amendment to our 2010 Equity Incentive Plan, as amended (the “Plan”), to the extent applicable, is incorporated herein by reference.

Item 8.01	Other Events.

On June 25, 2012, our Board of Directors approved an amendment to Section 8.02 of the Plan to lengthen the period during which stock options granted under the Plan may be exercised following the date that a participant ceases to be employed by (or act as a consultant to) Hyperdynamics Corporation (or any of its subsidiaries) from 90 days to one year so long as such period does not extend past the termination date specified in the option agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Hyperdynamics Corporation 2010 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	June 29, 2012	By:	/s/ PAUL C. REINBOLT
		Name:	Paul C. Reinbolt
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Hyperdynamics Corporation 2010 Equity Incentive Plan, as amended